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Exhibit 10.3

EXECUTION COUNTERPART

AMENDMENT ONE

        AMENDMENT ONE (this "Amendment") dated as of April 22, 2005 by and among EDISON MISSION ENERGY (the "Borrower"), CITICORP NORTH AMERICA, INC., as Administrative Agent (in such capacity, the "Administrative Agent") and each of the financial lending institutions party hereto (the "Lenders").

        WHEREAS, the Borrower, the Administrative Agent, the Issuing Lender party thereto and certain of the Lenders entered into a Credit Agreement dated as of April 27, 2004 (the "Credit Agreement");

        WHEREAS, the Borrower has requested that the Lenders make certain changes to the components of the Interest Coverage Ratio and the types of cash equivalents in which the Borrower may invest; and

        WHEREAS, the Lenders and the Administrative Agent are willing to agree to the amendments provided for in this Amendment on the terms and conditions hereof.

        ACCORDINGLY, the parties hereto agree as follows:

        Section 1.    Definitions.    Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein (and in the introductions and recitals hereto) as defined therein.

        Section 2.    Amendment to the Credit Agreement.    Subject to the satisfaction of the conditions precedent specified in Section 3 below, but effective as of the Amendment Effective Date (as defined below), the Credit Agreement shall hereby be amended as follows:

          (a)   Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions and inserting the same in the appropriate alphabetical location as follows:

          ""Adjusted Interest Coverage Ratio" means, for any period, the ratio of (a) Funds Flow from Operations during such period to (b) Adjusted Interest Expense for such period, provided that, upon the occurrence and continuation of a Significant Collateral Party Event subsequent to the commencement of the period for which the Adjusted Interest Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Adjusted Interest Coverage Ratio is made, then the Adjusted Interest Coverage Ratio will be calculated giving Pro Forma effect to the assumption that no Distributions were made or available to be made to the Borrower by each Collateral Party or any Subsidiary of a Collateral Party that gives rise to a Significant Collateral Party Event, as if the same had occurred at the beginning of the such period.

          "Adjusted Interest Expense" means, for any period, the excess of (a) Net Interest Expense for such period over (b) Net Interest Expense attributable to Repaid Recourse Debt for such period.

          "Net Interest Expense" means, for any period, the excess of (a) Interest Expense for such period over (b) interest income received or available to be received by the Borrower and Permitted International Subsidiary during such period (to the extent not included the definition of "Funds Flow from Operations").

          "Recourse Debt Reduction Date" means the date on which total Recourse Debt as of March 31, 2005 is reduced by an amount greater than or equal to $1,000,000,000.

          "Repaid Recourse Debt" means the Recourse Debt repaid by the Borrower during the period from April 1, 2005 to and including the Recourse Debt Reduction Date.";

          (b)   The definition of "Cash Equivalent Investments" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        ""Cash Equivalent Investment" means, at any time:

        (a)   any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States government or an agency thereof;

        (b)   other investments in securities or bank instruments rated at least "A" by S&P or "A2" by Moody's or "A-1" by S&P or "P-1" by Moody's and with maturities of not more than one year; or

        (c)   money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, and (ii) have portfolio assets of at least $1,000,000,000.";

          (c)   The definition of "Funds Flow from Operations" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          ""Funds Flow from Operations" means, for any period, the sum of the following (computed without duplication) (a) Distributions received or available to be received by the Borrower and the Permitted International Subsidiary during such period plus (b) positive Net Intercompany Loan Proceeds for such period (or less negative Net Intercompany Loan Proceeds for such period) less (c) Anticipated Repatriation Costs plus (d) Distributions made by the Permitted International Subsidiary plus (e) cash received (if any) by the Borrower during such period pursuant to Tax Sharing Agreements less (f) cash paid (if any) by the Borrower during such period pursuant to Tax Sharing Agreements plus (g) cash received (if any) as tax refunds on foreign, federal or state income taxes less (h) cash paid (if any) on foreign, federal or state income tax obligations less (i) Operating Expenses and Permitted International Subsidiary Expenses during such period.";

          (d)   The definition of "Interest Coverage Ratio" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          ""Interest Coverage Ratio" means, for any period, the ratio of (a) Funds Flow from Operations during such period to (b) Net Interest Expense for such period, provided that, upon the occurrence and continuation of a Significant Collateral Party Event subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Interest Coverage Ratio is made, then the Interest Coverage Ratio will be calculated giving Pro Forma effect to the assumption that no Distributions were made or available to be made to the Borrower by each Collateral Party or any Subsidiary of a Collateral Party that gives rise to a Significant Collateral Party Event, as if the same had occurred at the beginning of the such period.";

          (e)   The definition of "Interest Expense" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          ""Interest Expense" means the accrued interest expense of all the Borrower's senior recourse indebtedness, but shall exclude any intercompany obligation on which interest or the equivalent is received by the Borrower. Interest Expense shall exclude, to the extent included, any premiums, fees, discounts or other charges incurred in connection with the related financing.";

          (f)    Section 7.2.(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "(a)    The Borrower will not create, incur, assume or suffer to exist (i) any secured Indebtedness other than (A) Capitalized Lease Liabilities and (B) other secured Indebtedness of any kind whatsoever existing on the Effective Date, and (ii) Non-Recourse Debt with respect to which the Borrower has pledged the stock of a Subsidiary in order to secure initial project

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  financing obtained or being obtained after the Effective Date hereof by such Subsidiary (or the Partnership in which such Subsidiary is a partner)."; and

          (g)   Section 7.2.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "SECTION 7.2.9    Interest Coverage.    The Borrower will (a) at the end of each of its Fiscal Quarters and (b) after the occurrence of any Significant Collateral Party Event (after recalculating the Interest Coverage Ratio give Pro Forma effect to each Significant Collateral Party Event that has occurred and continuing), maintain an Interest Coverage Ratio for the immediately preceding four consecutive Fiscal Quarters of the Borrower of not less than 1.10 to 1.00; provided, that after the Recourse Debt Reduction Date, the Borrower will maintain an Adjusted Interest Coverage Ratio for the immediately preceding four consecutive Fiscal Quarters of the Borrower of not less than 1.30 to 1.00 commencing on the last day of the Fiscal Quarter in which the Recourse Debt Reduction Date occurs; provided, further, that, at any time the Administrative Agent receives notice from the Borrower (or otherwise becomes aware) that any such Significant Collateral Party Event is no longer continuing or as directed by the Required Lenders, the Interest Coverage Ratio shall be recalculated giving Pro Forma effect to such Significant Collateral Party Event no longer continuing.".

        Section 3.    Conditions Precedent.    This Amendment shall not become effective until the date (the "Amendment Effective Date") on which each of the following conditions precedent have been satisfied or will be satisfied contemporaneously with this Amendment becoming effective:

          (a)   Delivery to the Administrative Agent of this Amendment duly executed and delivered by the Borrower, the Administrative Agent and each of the financial lending institutions party hereto;

          (b)   The representations and warranties set forth in Article VI of the Credit Agreement shall be true and correct in all material respects as of the Amendment Effective Date (with the same effect as if then made) after giving effect to the amendments contemplated hereby (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

          (c)   As of the Amendment Effective Date, no (i) Default, (ii) Event of Default or (iii) Significant Collateral Party Event has occurred and is continuing or would result after giving effect to this Amendment.

        Section 4.    Miscellaneous.    Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

EDISON MISSION ENERGY
By:	/s/ STEVEN D. EISENBERG Name: Steven D. Eisenberg Title: Vice President
CITICORP NORTH AMERICA, INC., as Administrative Agent, Issuing Lender and Lender
By:	/s/ NIETZSCHE RODRICKS Name: Nietzsche Rodricks Title: Vice President
CITIGROUP FINANCIAL PRODUCTS INC.
By:	/s/ VINCENT FARRELL Name: Vincent Farrell Title: Authorized Signatory
JPMORGAN CHASE BANK
By:	/s/ THOMAS CASEY Name: Thomas Casey Title: Vice President
LEHMAN COMMERCIAL PAPER INC.
By:	/s/ FRANK R. TURNER Name: Frank R. Turner Title: Vice President

SCHEDULE 1.1(a)
 to First Amended and Restated Credit Agreement

DOMESTIC & EURODOLLAR OFFICES

Name of Lender	Domestic Office	Eurodollar Office
Allied Irish Bank, p.l.c.	405 Park Ave. 4th Floor New York, NY 10022	Bankcentre, Ballsbridge Dublin 4, Ireland
Babson CLO Ltd. 2004-II	360 Madison Ave. 10th Floor, Suite 1 New York, NY 10017	360 Madison Ave. 10th Floor, Suite 1 New York, NY 10017
Canadian Imperial Bank of Commerce	300 Madison Avenue 5th Floor New York, NY 10017	300 Madison Avenue 5th Floor New York, NY 10017
Newcourt Capital USA INC.	1211 Avenue of the Americas 22nd Floor New York, NY 10036	1211 Avenue of the Americas 22nd Floor New York, NY 10036
Citicorp North America, Inc.	388 Greenwich Street New York, NY 10013	388 Greenwich Street New York, NY 10013
Citigroup Financial Products Inc.	c/o Citigroup Global Markets Inc. 333 West 34th Street 9th Floor New York, NY 10001	c/o Citigroup Global Markets Inc. 333 West 34th Street 9th Floor New York, NY 10001
Credit Suisse First Boston	11 Madison Avenue 13th Floor New York, NY 10010	11 Madison Avenue 13th Floor New York, NY 10010
Erste Bank Der Oesterreichischen Sparkassen AG	280 Park Avenue West Building New York, NY 10017	280 Park Avenue West Building New York, NY 10017
GE VFS Holdings Inc.	120 Long Ridge Stamford, CT 06927	120 Long Ridge Stamford, CT 06927
Goldman Sachs Credit Partners L.P.	85 Broad St. New York, NY 10004	85 Broad St. New York, NY 10004
Loan Funding VII LLC and Highland Floating Rate Advantage Fund c/o Highland Capital Management, L.P.	13455 Noel Rd. Suite 1300 Dallas, TX 75240	13455 Noel Rd. Suite 1300 Dallas, TX 75240
JPMorgan Chase Bank	270 Park Avenue New York, NY 10017	270 Park Avenue New York, NY 10017
KBC Bank, N.V.	125 West 55th Street 10th Floor New York, NY 10019	125 West 55th Street 10th Floor New York, NY 10019

Lehman Commercial Paper Inc.	745 7th Ave. 16th Floor New York, NY 10019	745 7th Ave. 16th Floor New York, NY 10019
Merrill Lynch Capital Corporation	255 Vesey St. New York, NY 10080	255 Vesey St. New York, NY 10080
Nationwide Mutual Insurance Company and Nationwide Life Insurance Company c/o Nationwide Insurance	One Nationwide Plaza 1-33-05 Columbus, OH 43215	One Nationwide Plaza 1-33-05 Columbus, OH 43215
Loan Funding III LLC c/o Pacific Investment Management Company LLC	840 Newport Center Dr. Suite 100 Newport Beach, CA 92660	840 Newport Center Dr. Suite 100 Newport Beach, CA 92660
The Royal Bank of Scotland PLC	101 Park Ave. New York, NY 10178	101 Park Ave. New York, NY 10178
UBS Loan Finance LLC	677 Washington Blvd. 6th Floor South Stamford, CT 06901	677 Washington Blvd. 6th Floor South Stamford, CT 06901
Union Bank of California, N.A.	445 S. Figueroa Street 15th Floor Los Angeles, CA 90071	445 S. Figueroa Street 15th Floor Los Angeles, CA 90071
Wells Fargo Bank, N. A.	707 Wilshire Blvd. 16th Floor Los Angeles, CA 90017	707 Wilshire Blvd. 16th Floor Los Angeles, CA 90017
WestLB AG, New York Branch	1211 Avenue of the Americas New York, NY 10036	1211 Avenue of the Americas New York, NY 10036

SCHEDULE 1.1(b)
to First Amended and Restated Credit Agreement

REVOLVER A COMMITMENTS

Name of Lender	Revolver A Commitment
Credit Suisse First Boston	$32,583,333.33
Citicorp North America, Inc.	$25,083,333.34
WestLB AG, New York Branch	$25,000,000
JPMorgan Chase Bank	$22,583,333.33
KBC Bank, N.V.	$16,666,666.67
Canadian Imperial Bank of Commerce	$15,000,000
Lehman Commercial Paper Inc.	$13,999,999.96
UBS Loan Finance LLC	$10,000,000
Highland/Loan Funding VII LLC	$8,583,333.37
Union Bank of California, N.A.	$7,000,000
Nationwide Life Insurance Company	$5,500,000
Nationwide Mutual Insurance Company	$4,500,000
Babson CLO Ltd. 2004-II	$3,000,000
Erste Bank Der Oesterreichischen Sparkassen AG	$3,000,000
PIMCO/Loan Funding III	$3,000,000
Invesco/Loan Funding IX LLC	$2,500,000
Highland/Floating Rate Advantage Fund	$2,000,000

SCHEDULE 1.1(c)
to First Amended and Restated Credit Agreement

REVOLVER B COMMITMENTS

Name of Lender	Revolver B Commitment
Citicorp North America, Inc.	$30,000,000
Credit Suisse First Boston	$30,000,000
Goldman Sachs Credit Partners L.P.	$25,000,000
JPMorgan Chase Bank	$25,000,000
The Royal Bank of Scotland PLC	$25,000,000
GE VFS Holdings Inc.	$23,000,000
Lehman Commercial Paper Inc.	$19,000,000
Merrill Lynch Capital Corporation	$19,000,000
UBS Loan Finance LLC	$19,000,000
Union Bank of California, N.A.	$19,000,000
WestLB AG, New York Branch	$19,000,000
Newcourt Capital USA INC.	$17,000,000
Allied Irish Bank, p.l.c	$15,000,000
Wells Fargo Bank, N.A.	$15,000,000

SCHEDULE 2.2
to First Amended and Restated Credit Agreement

CLOSING DATE BANK ACCOUNTS

Account Number:	Name of Institution
3866-0071	Citibank, N.A.
3866-0098	Citibank, N.A.

SCHEDULE 2.6.11
to First Amended and Restated Credit Agreement

REVOLVER B LETTERS OF CREDIT

Beneficiary	LC Number	USD Value	Effective Date	Expiry Date	Purpose
Travelers	61614287	$1,905,860.00	07-May-04	4-May-06	Environmental Bond
Exelon	61637564	$2,700,000.00	16-Feb-05	2-Jan-07	Capacity Trade Agreement w/EMMT

SCHEDULE 7.2.1(c)
 to First Amended and Restated Credit Agreement

CAPITALIZED LEASE LIABILITIES AND OPERATING LEASE LIABILITIES

Capitalized Lease Liabilities

None

Operating Lease Liabilities

Total Future Payments
Equipment	$721,681
Vehicles	$1,684,018
Railcar/Barge	$120,229,460
Lincoln Quarry	$1,423,200

TOTAL	$124,058,359

SCHEDULE 7.2.1(e)
to First Amended and Restated Credit Agreement

FIXED OR CAPITAL ASSET PLANNED ACQUISITION,
CONSTRUCTION OR IMPROVEMENT

Unit	Project	Year	Amount
Crawford 7	Upgrade pulverizers	2005		$455,000
Crawford 7	Upgrade coal dust collection	2005		$2,255,000
Fisk 19	Upgrade distributed control system	2005		$1,080,000
Fisk Plant	Upgrade coal dust collection	2005		$900,000
Joliet 7	Install generator static exciter	2005		$1,650,000
Joliet 7	Install electrostatic precipitator rappers	2005		$500,000
Powerton 5	Upgrade air preheater baskets	2005		$950,000
Powerton Plant	Upgrade coal dust collection	2005		$6,100,000
Waukegan Plant	Replace soot blowing air compressors	2005		$1,400,000
Waukegan 7	Upgrade pulverizers	2006 2008	$ $	500,000 500,000
Waukegan 8	Upgrade pulverizers	2006 2007	$ $	400,000 500,000
Will County Plant	Upgrade coal dust collection	2005		$7,000,000
Will County 3	Water induction prevention equipment	2005		$1,250,000

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  Exhibit 10.3
AMENDMENT ONE
DOMESTIC & EURODOLLAR OFFICES
REVOLVER A COMMITMENTS
REVOLVER B COMMITMENTS
CLOSING DATE BANK ACCOUNTS
REVOLVER B LETTERS OF CREDIT
CAPITALIZED LEASE LIABILITIES AND OPERATING LEASE LIABILITIES
FIXED OR CAPITAL ASSET PLANNED ACQUISITION, CONSTRUCTION OR IMPROVEMENT